Exhibit 4.3

EXCELLON

EXCELLON RESOURCES INC.

RESTRICTED SHARE UNIT PLAN

December, 2013
Amended and Restated June 26, 2020

TABLE OF CONTENTS

ARTICLE 1
PURPOSE

1.1 Purpose

The purpose of the Plan is to assist the Corporation and its Related Entities in attracting and retaining individuals with experience and exceptional skill, to allow selected executives, key employees, consultants and directors of the Corporation or a Related Entity to participate in the long term success of the Corporation or the Related Entity in cases where participants designated under the Plan provide services to the Corporation or a Related Entity for the entire Performance Period, and to promote a greater alignment of interests between the participants designated under this Plan and the shareholders of the Corporation.

ARTICLE 2
DEFINITIONS

2.1 Definitions

For purposes of this Plan, the terms contained in this Article 2 shall have the following meanings.

(a) **"Account"** means a bookkeeping system which records the number of RSUs held by a Participant. An Account shall be maintained for each Participant.

(b) "**Administrator**" means the person or persons appointed from time to time by the Corporation to administer this Plan.

(c) "**Beneficiaries**" means such individual(s) who, on the date of a Participant's death, are the persons designated in accordance with this Plan and applicable laws to receive RSU Shares in respect of the Vested RSUs in the Participant's account on the Participant's Date of Death, or where no such individuals have been validly designated by the Participant, or where the individuals so designated do not survive the Participant, the Participant's legal representative.

(d) "**Board**" means the board of directors of the Corporation, as constituted from time to time.

(e) "**Business Day**" means a day, other than Saturday, Sunday or a day on which the principal commercial banking institutions in Toronto, Ontario are, or the Exchange is, closed.

(f) "**Change in Control"** means:

(i) an acquisition of securities of the Corporation (including securities convertible into Common Shares and/or other securities of the Corporation ("**Convertible Securities**")) as a result of which a person or group other than one or more present control persons (as defined in the *Securities Act* (Ontario) in respect of the Corporation (an "**Acquiror**") owns beneficially Common Shares or other

securities of the Corporation and/or Convertible Securities such that, assuming the conversion of Convertible Securities owned beneficially by the Acquiror but not by any other holder of Convertible Securities, the Acquiror would own beneficially (A) not less than 50% of the Common Shares or (B) shares which would entitle the holders thereof to cast not less than 50% of the votes attaching to all shares in the capital of the Corporation which may be cast to elect directors of the Corporation;

(ii) an amalgamation, merger or other business combination of the Corporation with or into any one or more other corporations, other than: (A) an amalgamation, merger or other business combination of the Corporation with or into a Related Entity; or (B) an amalgamation, merger or other business combination of the Corporation unanimously recommended by the Board provided that the former holders of Common Shares receive, in the aggregate and in their capacities as such, shares of the amalgamated, merged or resulting entity having attached thereto not less than 50% of the votes attached to all shares of such amalgamated, merged or resulting entity;

(iii) the election at a meeting of the Corporation's shareholders of that number of persons which would represent a majority of the Board as Directors, who are not included in the slate for election as Directors proposed to the Corporation's shareholders by management of the Corporation or a transaction or series of transactions as a result of which a majority of the Directors are removed from office at any annual or special meeting of shareholders, or a majority of the Directors resign from office over a period of 60 days or less, and the vacancies created thereby are filled by nominees proposed by any person other than Directors or management of the Corporation in place immediately prior to the removal or resignation of the Directors;

(iv) the completion of any transaction or the first of a series of transactions which would have the same or similar effect as any transaction or series of transactions referred to in subsections (i), (ii) or (iii) referred to above; or

(v) a determination by the Board that there has been a change, whether by way of a change in the holding of the Common Shares, in the ownership of the Corporation's assets or by any other means, as a result of which any person or group of persons acting jointly or in concert is in a position to exercise effective control of the Corporation.

(g) "**Committee**" means the Compensation Committee of the Board or such other committee of the Board comprised of members of the Board as the Board shall from time to time appoint to administer the Plan.

(h) "**Common Shares**" means the common shares in the capital of the Corporation, or in the event of an adjustment contemplated by Article 7 hereof, such other shares or securities to which the Participant may be entitled under the Grant.

(i) “**Consultant**” means a consultant as such term is defined in National Instrument 45-106 *Prospectus and Registration Exemptions* and includes a service provider as such term is defined in clause 613(b) of the Exchange Company Manual.

(j) “**Corporation**” means Excellon Resources Inc. and includes any successor corporation thereof.

(k) “**Designated Employee**” means a Director, Officer, Employee, or Consultant who is designated by the Committee for participation in the Plan.

(l) “**Director**” means a member of the board of directors of the Corporation or any of its Related Entities.

(m) “**Employee**” means any person who is an employee, within the meaning of the *Income Tax Act* (Canada), of the Corporation or a Related Entity.

(n) “**Exchange**” means the TSX or, if the Common Shares are not then listed and posted for trading on the TSX, such stock exchange in Canada on which such Common Shares are listed and posted for trading as may be selected for such purpose by the Board.

(o) “**Grant**” means an award of RSUs allocated to a Designated Employee in accordance with Articles 5 and 6 hereof.

(p) “**Market Price**” as at any date in respect of the Common Shares means the closing volume-weighted average price of the Common Shares on the Exchange for the five trading days immediately preceding the Vesting Date, but if such Common Shares did not trade on such trading days, the Market Price shall be average of the bid and ask prices in respect of such Common Shares at the close of trading on the Vesting Date.

(q) “**Officer**” means a senior officer of the Corporation or a Related Entity.

(r) “**Participant**” means a Designated Employee to whom a Grant has been made in accordance with Article 5 hereof.

(s) “**Performance Criteria**” means criteria established by the Committee in respect of each Grant, if any, which, without limitation, may include criteria based on the financial performance of the Corporation and/or any Related Entity thereof.

(t) “**Performance Period**” means the period established by the Committee in respect of each Grant, if any, which period shall commence and end on the dates designated by the Committee.

(u) “**Permanent Disability Date**” means a date determined by the Committee in its sole and absolute discretion following which a Participant suffers a mental or physical disability which has caused the substantial withdrawal of the Participant’s effective services to the Corporation or Related Entity, as the case may be, for six consecutive months or a cumulative period of twelve months over a period of thirty-six

consecutive months, or such other permanent disability of a Participant and/or for such other period as determined by the Committee in its sole and absolute discretion.

(v) "**Plan**" means this Restricted Share Unit Plan, as amended from time to time.

(w) "**Proportionate Share**" means in respect of RSUs granted under a particular RSU Grant Agreement, a pro rata proportion of the RSUs based on period of time that has elapsed from the effective date of the Grant to the date of the Participant's death or Permanent Disability Date, as applicable, as compared to the period from the effective date of the Grant to the Vesting Date.

(x) "**Related Entity**" means, with regard to the Corporation, a person that controls or is controlled by the Corporation or that is controlled by the same person that controls the Corporation.

(y) "**RSU**" means a restricted share unit, a bookkeeping entry in the Corporation's records, allocated to a Designated Employee in accordance with Article 5 hereof which shall entitle the holder thereof to receive one RSU Share if the RSU vests and becomes payable in accordance with the terms of the Plan.

(z) "**RSU Grant Agreement**" means each agreement between the Corporation and a Participant containing the terms and conditions of each Grant, such agreement to be in form and substance similar to the form of Restricted Share Unit Grant Agreement contained in Schedule A hereof.

(aa) "**RSU Shares**" means the Common Shares delivered to Participants in accordance with the provisions of the Plan in settlement of RSUs issued under the Plan.

(bb) "**Termination Date**" means the date on which a Participant ceases for any reason to be actively employed by, and provide services to, the Corporation or a Related Entity, other than due to permanent disability. For greater certainty, Termination Date shall not include any period after the date on which a Participant is notified that his or her employment is terminated (whether such termination is lawful or unlawful) during which the Participant is eligible to receive any contractual or common law notice or compensation in lieu thereof or severance payments but is not providing services to the Corporation or a Related Entity, except and only to the extent required otherwise by applicable employment standards legislation.

(cc) "**TSX**" means the Toronto Stock Exchange.

(dd) "**U.S. Securities Act**" has the meaning ascribed to it in Section 9.1 herein.

(ee) "**Vesting Date**" means, subject the Performance Criteria being met (if applicable), the date on which RSUs become payable to (i) a Participant in accordance with Section 6.2 and as set out in the RSU Grant Agreement (or such earlier date if the Vesting Date is accelerated in accordance with the Plan and RSU Grant Agreement), or (ii) to

Beneficiaries in accordance with Section 6.3(a), provided that the RSUs were not previously terminated and cancelled in accordance with Section 6.3.

2.2 Interpretations

Any reference to the outstanding Common Shares at any point in time shall be computed on a non-diluted basis.

ARTICLE 3
ADMINISTRATION

3.1 Committee

The Plan shall be administered by the Committee under the supervision of the Board.

In addition to the other powers granted to the Committee under the Plan and subject to the terms of the Plan, the Committee shall have full and complete authority to interpret the Plan. The Committee may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Committee shall select the Designated Employees to whom it recommends Grants shall be made and shall determine the amounts and terms of the Grants (including the related Performance Criteria, if any, and the formula, if any, to be used to determine the number of RSUs to be issued based on the level of achievement of such Performance Criteria), and the extent to which the Performance Criteria to be achieved during the Performance Period, if any, has been achieved. Any such interpretation, rule, determination or other act of the Committee and/or the Administrator shall be conclusively binding upon all persons, including the Participants and their legal representatives and beneficiaries.

3.2 Delegation of Administration

The Committee may, subject to the terms of the Plan, delegate to third parties, including the Administrator if one is appointed, the whole or any part of the administration of the Plan and shall determine the scope of such delegation. Any decision made by the Committee or the Administrator in carrying out its responsibilities with respect to the administration of the Plan shall be final and binding on the Participants.

3.3 Limitation of Liability

No member of the Committee or the Board shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

3.4 Fees

Except as provided for in this Plan and as Participants may otherwise be advised by prior written notice of at least 30 days, all costs of the Plan, including any administration fees, shall be paid by the

Corporation; provided, however, the Corporation's responsibility for administration fees does not include tax consequences to the Participant of his/her receipt of RSUs or RSU Shares, which shall be the exclusive responsibility of the Participant.

3.5 **Participant Accounts**

The Corporation shall maintain or cause to be maintained in its records an Account for each Participant recording at all times the number of RSUs credited to the Participant's Account. Upon settlement or termination of such RSUs in accordance with Article 6 below or otherwise under the Plan, the Participant's entitlement under the Plan shall be fully discharged and satisfied and such RSUs shall be cancelled and thereupon deleted from the Account of such Participant. A Participant's Account shall be terminated upon settlement or termination and cancellation of all RSUs in the Participant's Account.

3.6 **Annual Notice**Upon a Participant's request, the Corporation shall deliver to such Participant an annual written notification of the balance of RSUs in the Participant's Account.

ARTICLE 4
RSU SHARES SUBJECT TO THE PLAN

The Corporation shall not be required to issue and/or cause to be delivered Common Shares or issue and/or cause to be delivered certificates evidencing Common Shares to be delivered pursuant to the Plan unless and until such issuance and delivery is in compliance with all applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of the Exchange. The Corporation shall not in any event be obligated to take any action to comply with any such laws, regulations, rules, orders or requirements.

ARTICLE 5
GRANTS

5.1 **Maximum Number of Common Shares and Limitations**

The number of RSU Shares reserved for issuance under the Plan combined with the number of Common Shares reserved for issuance under all security-based compensation arrangements of the Corporation and under any other compensation arrangements shall not exceed 10% of the issued and outstanding Common Shares as at the date of such Grant.

Notwithstanding anything else contained herein, the number of Common Shares of the Corporation which are (i) reserved for issuance at any time, and (ii) issued within any one year period, to insiders (as such term is defined in Part 1 of the Exchange Company Manual) of the Corporation pursuant to the terms of the Plan and under any other security-based compensation arrangement, shall not exceed 10% of the Corporation's total issued and outstanding Common Shares.

5.2 **Terms of Grants**

Subject to the provisions of the Plan, the Committee shall, in its sole discretion and from time to time, determine the Designated Employees to whom it recommends that Grants be made based on their

current and potential contribution to the success of the Corporation. At such time, the Committee shall determine in respect of each Grant, and in respect of each Designated Employee who receives RSUs under a particular Grant:

(a) the effective date of such Grant and the number of RSUs to be allocated subject to blackout periods pursuant to Section 5.3 herein;

(b) the Vesting Date applicable to the RSUs;

(c) the Performance Period and the Performance Criteria, if any, that must be achieved prior to the Vesting Date in order for RSU Shares to be issued to the Participant; and

(d) determine the other terms and conditions (which need not be identical and which, without limitation, may include conditions on the allocation, issuance and/or settlement of RSUs, and non-competition provisions) of all RSUs covered by any Grant.

Notwithstanding any provisions of this Section 5.2, any Grant and any determination made by the Committee in connection with any such Grant as provided shall be subject to confirmation by the Board.

5.3 Blackout Periods

The Corporation may from time to time impose trading blackouts during which some or all Directors, Officers, Employees, and Consultants may not trade in the securities of the Corporation. In the event that a trading blackout is imposed by management or the Board, in accordance with any insider trading policy that the Corporation may adopt from time to time, Participants subject to the blackouts are prohibited from buying, selling or otherwise trading in securities of the Corporation until such time as notice is formally given by the Corporation that trading may resume.

If the Effective Date of any Grant falls within such a blackout period, it shall be automatically extended to the date which is ten Business Days following the end of such blackout period.

ARTICLE 6
VESTING AND OTHER TERMS AND CONDITIONS OF RSUs

6.1 RSU Grant Agreement

Each Grant shall be evidenced by an RSU Grant Agreement containing the terms and conditions required under the Plan and such other terms and conditions not inconsistent herewith as the Committee may deem appropriate. The Corporation shall deliver a copy of the Plan and the respective RSU Grant Agreement to each Participant who receives any Grant under the Plan before the time of such Grant. Grants are subject to, and conditional upon, the Designated Employee accepting the terms and conditions of the Grant as set out in the Grant Agreement and returning a signed copy of the RSU Grant Agreement to the Corporation within the time period specified in the RSU Grant Agreement.

Without limiting the generality of the foregoing, each RSU Grant Agreement shall state the number of RSUs allocated to the Designated Employee, the Vesting Date, the Performance Period and the Performance Criteria (if applicable).

6.2 Vesting and Settlement of RSUs

(a) Subject to Sections 6.3, 6.4, 6.5 and provided that the Performance Criteria, if applicable, has been met, if the Participant is actively employed by or in the service of the Corporation or a Related Entity on the Vesting Date relating to the RSUs, all of those particular RSUs granted to a Participant shall vest on the Vesting Date. Upon vesting, the RSUs shall thereafter be referred to as "Vested RSUs".

(b) Subject to Section 6.3, within 10 Business Days following the Vesting Date, the Corporation shall issue from treasury to a Participant, one RSU Share in respect of each Vested RSU credited to the Participant's Account.

(c) RSUs that fail to vest pursuant to Sections 6.1, 6.2 and provisions of the RSU Grant Agreement shall be terminated and cancelled and shall cease to be recorded in the Participant's Account as of the date on which such RSUs are terminated and cancelled under the Plan.

(d) Vested RSUs shall be terminated and cancelled and shall cease to be recorded in the Participant's Account upon the insurance of the RSU Shares to the Participant.

6.3 Rights in the Event of Death, Permanent Disability or Termination of Employment or Service

Unless otherwise determined by the Committee:

Death

(a) In the event of the death of a Participant while in the employment or service of the Corporation, a Proportionate Share of the RSUs held in the Participant's Account shall vest effective as of as of the date of the Participant's death, irrespective of any Performance Criteria that may apply, and become payable to the Participant's Beneficiaries within 60 days after the Participant's date of death.

The RSUs held in a Participant's Account on the Participant's date of death, other than the Proportionate Share, shall be terminated and cancelled.

Permanent Disability

(b) In the event a Participant becomes permanently disabled, on the Participant's Permanent Disability Date a Proportionate Share of the RSUs held in such a Participant's Account shall remain in the Participant's Account and become payable in accordance with Section 6.2 as if the Participant had remained actively employed by or in the service of the Corporation or a Related Entity. For the avoidance of doubt,

no RSU Shares will be issued in respect of the Proportionate Share of RSUs pursuant to Section 6.2 if the Performance Criteria is not met.

The RSUs held in a Participant's Account on the Participant's Permanent Disability Date, other than the Proportionate Share, shall be terminated and cancelled.

Voluntary Resignation or Termination for Cause

(c) In the event of a Participant's voluntary resignation (including retirement) or termination of employment or service for cause and unless otherwise provided in an employment or other service contract between the Participant and the Corporation or a Related Entity, as applicable, the RSUs held in the Participant's Account shall be terminated and cancelled on the Termination Date.

For the purposes of the foregoing paragraph, the date of voluntary resignation or termination shall be the last day that the Participant is actively employed by, and/or providing services to, the Corporation or a Related Entity, as the case may be, at its premises.

Termination Without Cause

(d) In the event of a Participant's termination of employment or service without cause and unless otherwise provided in an employment or other service contract between the Participant and the Corporation or a Related Entity, as applicable, the RSUs held in the Participant's Account, excluding any Vested RSUs for which the Performance Criteria have been met, shall be terminated and cancelled on the Termination Date.

6.4 No Payments in Respect of Terminated and Cancelled RSUs

No cash payment is earned, due, owing or payable with respect to any (i) RSUs that are terminated and cancelled pursuant to Section 6.3 prior to the Vesting Date, or (ii) any RSUs that are terminated and cancelled because the Performance Criteria was not met prior to the Vesting Date.

No damages are payable to the Participant either in lieu of RSU Shares not granted to the Participant in the event that (i) RSUs are terminated and cancelled pursuant to Section 6.3 prior to the Vesting Date or (ii) RSUs are terminated and cancelled because the Performance Criteria was not met, or for loss of the opportunity to satisfy the vesting conditions or the Performance Criteria.

6.5 Rights in the Event of a Change in Control

In the event of the occurrence of a Change in Control, and unless otherwise determined by the Committee, or otherwise addressed in the Participant's employment or service contract or share compensation plan approved by the Board (which shall have controlling effect), with respect to each Grant outstanding on the effective date of such Change in Control:

(a) irrespective of any Performance Criteria that may apply, all RSUs shall vest as of the effective date of such Change in Control (the Vesting Date for purposes of this Section 6.5); and

(b) within 10 Business Days following the effective date of such Change in Control, the Corporation shall issue from treasury to the Participant, one RSU Share in respect of each Vested RSU credited to the Participant's Account, in full settlement of the RSUs held in the Participant's Account,

provided that such Participant is continuously employed by or providing services to the Corporation from the effective date of such Grant to the effective date of such Change in Control.

6.6 **Non-Transferability**

The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

6.7 **RSUs Not Common Shares**

Under no circumstances shall a Grant of an RSU be considered a Common Share, nor shall a Grant of an RSU entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of a Common Share, until delivery of an RSU Share in settlement of such RSU in accordance with the terms of the Plan.

6.8 **RSU Shares Fully Paid**

RSU Shares, if issued by the Corporation to settle RSUs under the Plan, shall be considered fully paid in consideration of past service that is no less in value than the fair equivalent of the money the Corporation would have received if the RSU Shares had been issued for money.

ARTICLE 7
EFFECTS OF ALTERATION OF SHARE CAPITAL

7.1 **Adjustments**

In the event that:

(a) a dividend shall be declared upon the Common Shares payable in Common Shares of the Corporation;

(b) the outstanding Common Shares shall be changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through an arrangement, plan of arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation;

(c) there shall be any change, other than those specified in subparagraphs (a) and (b) of this Section, in the number or kind of outstanding Common Shares or of any shares or other securities into which such Common Shares shall have been changed or for which they shall have been exchanged; or

(d) there shall be a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business,

then, if the Board shall in its sole discretion determine that such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but not yet covered by Grants, of the RSUs then covered by Grants, of the RSUs generally available for Grants under the Plan and of the RSUs available for Grants under the Plan in any calendar year, such adjustment shall be made by the Board and shall be effective and binding for all purposes.

7.2 No Fractional RSUs

No adjustment provided for in this Section shall entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Share or any payment in lieu thereof, and the total adjustment with respect to each RSU shall be limited accordingly.

ARTICLE 8
AMENDMENT AND TERMINATION

8.1 Generally

The Board may from time to time amend, suspend or terminate the Plan in whole or in part. The Committee may from time to time amend the terms of Grants made under the Plan, subject to confirmation by the Board and the obtaining of any required regulatory, shareholder, or other approvals and, if any such amendment will materially adversely affect the rights of a Participant with respect to a Grant, the obtaining of the written consent of such Participant to such amendment. Notwithstanding the foregoing, (i) the obtaining of the written consent of any Participant to an amendment which materially adversely affects the rights of such Participant with respect to a Grant shall not be required if such amendment is required to comply with applicable laws, regulations, rules, orders of governmental or regulatory authorities or the Exchange and (ii) no amendment may be made to Section 6.5 of the Plan or to the defined terms referred to in Section 6.5 on or after the effective date of such Change in Control.

8.2 Amendments without Shareholder Approval

Without limiting the generality of the foregoing, the Board may make the following amendments to the Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of the Plan necessary to ensure that the Plan complies with the applicable laws, regulations, rules, orders of governmental or regulatory authorities or the requirements of the Exchange in place from time to time;

(b) amendments to the provisions of the Plan respecting administration of the Plan and eligibility for participation under the Plan;

(c) amendments to the Plan that are of a "housekeeping" nature; and

(d) and any other amendments, fundamental or otherwise, not requiring shareholder approval under applicable laws or applicable policies of the Exchange.

8.3 Amendments Requiring Shareholder Approval

Without limiting the generality of the foregoing, the Board may not, without the approval of the Corporation's shareholders, make the following amendments to the Plan:

(a) an increase to the Plan maximum or the number of Common Shares reserved for issuance under the Plan;

(b) amendment provisions granting additional powers to the Board to amend the Plan or entitlements thereunder;

(c) extension of the termination or expiry of a Grant or the removal or increase of insider participation limits; and

(d) a change to the definition of "Designated Employee" or "Director".

ARTICLE 9
CERTAIN SECURITIES LAW MATTERS

9.1 Restrictive Legend

If applicable, all certificates or other documents representing securities pursuant to the Plan issued to a "U.S. person" as defined in Rule 902(k) of Regulation S promulgated under the *United States Securities Act of 1933*, as amended (the "**U.S. Securities Act**") will bear the applicable restrictive legend referring to the U.S. Securities Act, which will state, without limitation, that such securities have not been registered under the Securities Act and will set forth or refer to the applicable restrictions on transferability and sale thereof.

In addition to the foregoing restrictive legend, certificates representing any securities issued pursuant to the Plan may bear such additional restrictive legends as the Board or Committee may in their sole discretion determine are required to comply with applicable securities laws or stock exchange requirements.

9.2 Additional Disclosure and Notices to Securities Regulatory Authorities and Exchanges

Subject to Article 4 hereof, the Corporation shall also deliver to each Participant any additional disclosure, as necessary, to comply with the requirements of applicable securities laws. The Corporation shall also give notice, as necessary, to all applicable securities regulatory authorities and other regulatory bodies and all applicable stock exchanges and other trading facilities, upon which

the Common Shares are listed or traded, of the adoption of the Plan and the issuance of any Grants or the entering into of any agreements respecting same.

ARTICLE 10
DESIGNATION OF BENEFICIARIES

Subject to applicable law, a Participant may designate in writing one or more persons as Beneficiaries to receive any amount payable under this Plan on the death of such Participant and may change such designations from time to time. Such designations shall be in such form and executed and filed in such manner as the Board or the Administrator may from time to time determine. If no Beneficiaries are designated, the Participant's legal representative will receive any amount payable under this Plan.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1 No Right to Continued Employment or Service

Participation in the Plan by a Designated Employee is voluntary. No Director, Officer, Employee or Consultant shall have any claim or right to receive Grants under the Plan. The Grant and issuance of RSUs under the Plan (i) shall not be construed as giving a Participant any right to continue in the employment or service of the Corporation or a Related Entity or to be re-elected as a Director or to receive any additional Grants, or (ii) affect the right of the Corporation or a Related Entity to terminate the employment or service of any Participant. Unless the Committee determines otherwise, no notice of termination or payment in lieu thereof shall extend the period of employment or service for purposes of the Plan.

11.2 Income Tax Withholding Compliance

Prior to the delivery of any RSU Shares under this Plan, the Corporation or the Administrator shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Corporation, an amount sufficient to satisfy any federal, provincial, local and foreign taxes, employment insurance premiums and all other required deductions (collectively referred to herein as "**withholding taxes**") that the Corporation determines is required to be withheld to comply with applicable laws. The Corporation shall make any withholdings or deductions in respect of withholding taxes as required by law or the interpretation or administration thereof. The Corporation or the Administrator shall be entitled to make arrangements to withhold or deduct a sufficient number of RSU Shares otherwise required to be issued pursuant to the Plan to fund the payment and remittance of withholding taxes that are required to be deducted or withheld and any associated costs (including brokerage fees). The Corporation or the Administrator shall also have the right to withhold the delivery of any RSU Shares (based upon the Market Price) payable to a Participant hereunder unless and until such Participant pays to the Corporation a sum sufficient to indemnify the Corporation for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of RSUs under the Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by the Corporation or the Administrator. The Participant may also make other arrangements acceptable to the Corporation to fund the required tax remittance.

11.3 Tax Consequences

It is the responsibility of the Participant to complete and file any tax returns which may be required under any applicable tax laws within the periods specified in those laws as a result of the Participant's participation in this Plan. The Corporation shall not be responsible for any tax consequences to the Participant as a result of the Participant's participation in this Plan. The Participant shall remain responsible at all times for paying any federal, provincial, local and foreign income or employment tax due with respect to any Grant, and the Corporation shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

11.4 Governing Law

The Plan, the issuance and settlements of RSUs hereunder, and the issue and delivery of Common Shares hereunder upon settlement shall be, as applicable, governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

11.5 No Representation

The Corporation makes no representation or warranty as to the future market for the Common Shares.

11.6 Successors and Assigns

This Plan shall be binding on all successors and assigns of the Corporation and any Participant, including without limitation, the estate of such Participant and the executor, liquidator, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11.7 Non-Exclusivity

Nothing contained herein shall prevent the Corporation from adopting such other share incentive or compensation arrangements as it shall deem advisable.

ARTICLE 12
UNSECURED PLAN

Unless otherwise determined by the Board, this Plan will at all times remain unfunded and the obligations of the Corporation under this Plan shall be general unsecured obligations of the Corporation. The Corporation shall not segregate any assets for the purpose of funding its obligations with respect to RSUs credited hereunder. Neither the Corporation nor the Committee shall be deemed to be a trustee of any shares to be issued pursuant to the Plan. No liability or obligation of the Corporation pursuant to the Plan shall be deemed to be secured by any pledge of, or encumbrance on, any property of the Corporation or any Related Entity.

ARTICLE 13
EFFECTIVE DATE AND TERM OF THE PLAN

This Plan is effective December 11, 2013, and was amended on March 25, 2014 and June 26, 2020. Any subsequent amendments to the Plan shall become effective upon their adoption by the Board, subject to the approval of the Corporation's shareholders, if required. The Plan shall terminate on such date as may be determined by the Board pursuant to Article 8 hereof, and no Grants may become effective under the Plan after the date of termination, but such termination shall not affect any Grants that became effective pursuant to the Plan prior to such termination.

SCHEDULE A

EXCELLON RESOURCES INC.

RESTRICTED SHARE UNIT GRANT AGREEMENT

This **RESTRICTED SHARE UNIT GRANT AGREEMENT** is made as of the day of_________, 20__ between

EXCELLON RESOURCES INC. (the "**Corporation**") and the undersigned (the "**Participant**"), being a director, officer, employee or consultant of the Corporation or a related entity designated pursuant to the terms of the Excellon Resources Inc. Restricted Share Unit Plan, as may be amended from time to time (the "**Plan**").

In consideration of the grant of Restricted Share Units made to the Participant pursuant to the Plan (the receipt and sufficiency of which are hereby acknowledged) as set out in Schedule I, hereto, the Participant hereby agrees and confirms that:

1. The Participant has received a copy of the Plan and has read, understands and agrees to be bound by the provisions of the Plan.

2. The Participant accepts and consents to and shall be deemed conclusively to have accepted and consented to, and agreed to be bound by, the provisions and all terms of the Plan and all *bona fide* actions or decisions made by the Board, the Committee, or any person to whom the Committee may delegate administrative duties and powers in relation to the Plan, which terms and consent shall also apply to and be binding on the legal representatives, beneficiaries and successors of the Participant.

3. Without limiting the generality of the foregoing, the Participant specifically acknowledges and agree that if the Participant's Termination Date is prior to the Vesting Date (other than due to permanent disability, as determined by the Corporation) all of the RSUs in the Participant's Account shall be terminated and cancelled effective on the Termination Date. For purposes of the foregoing, Termination Date means the date on which the Participant ceases for any reason to be actively employed by and provide services to the Corporation or a related entity, and does not include any period after the date on which a Participant is notified that such employment is terminated (whether such termination is lawful or unlawful) during which the Participant is eligible to receive any contractual or common law notice or compensation in lieu thereof or severance payments and is not providing services to the Corporation or a related entity, except and only to the extent required otherwise by applicable employment standards legislation.

   The Participant specifically acknowledges and agrees that no damages are payable to the Participant in the event of cancellation of unvested RSUs arising from the failure to satisfy the vesting conditions or the Performance Criteria, or for loss of the opportunity to satisfy the vesting conditions or the Performance Criteria.

4. This Agreement shall be considered as part of and an amendment to the employment or service agreement between the Participant and the Corporation, and the Participant hereby agrees that the Participant will not make any claim under that employment or service agreement for any rights or entitlement under the Plan or damages in lieu thereof except as expressly provided in the Plan.

5. Participants who are "insiders" of the Corporation are required to file an insider report under Canadian securities laws in respect of the grant of RSUs and upon future conversion of these RSUs into RSU Shares and any subsequent sales of such RSU Shares.

6. In the event of any inconsistency between the terms of this Agreement and the Plan, the terms of this Agreement shall prevail to the extent that it is not inconsistent with the requirements of the Toronto Stock Exchange.

This Agreement shall be determined in accordance with the laws of Ontario and the laws of Canada applicable therein.

Words used herein which are defined in the Plan shall have the respective meanings ascribed to them in the Plan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

EXCELLON RESOURCES INC.

By: ______________________________
Name:
Title:
(Authorized Signing Officer)

Accepted: ______________________ , 20___

____
[Name]

SCHEDULE I

EXCELLON

10 King Street East, Suite 200
Toronto, ON M5C 1C3
416-364-1130

SCHEDULE 1 - Notice of Grant / Agreement

Details of Grantee

Name of Grantee:

Date of Grant: ______________________

Number of Units: ______________________

Expiry Date: ______________________

Type of Grant

☐ Stock Options ☒ RSUs ☐ DSUs

Vesting Conditions and Performance Criteria